UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Factoring Agreement

On August 7, 2025, Sonim Technologies, Inc. (the “Company”) entered into a factoring agreement (the “Factoring Agreement”) with Tradewind GmbH (“Tradewind”), under which Tradewind will provide receivables factoring to the Company. Pursuant to the terms of the Factoring Agreement, eligible receivables will be purchased by Tradewind at a 15% discount to their face value. The maximum financing amount of the factoring facility is €3 million. The interest rate applicable to the Factoring Facility is the greater of 4.00% or EURIBOR plus 3.50%. The Company will pay Tradewind a late fee of 0.18% of any invoice amount outstanding longer than 95 days. The Company will pay Tradewind a risk surcharge of 0.06% of a preapproved limit determined by Tradewind with respect to any invoice sold by the Company. Additionally, the Company is obligated to pay a non-utilization fee of €70,000 if the aggregate annual sales to Tradewind under the Factoring Agreement are less than €15,000.

The Factoring Agreement has an initial term of twelve (12) months, subject to an automatic annual extension, unless terminated. The Factoring Agreement can be terminated by either party upon three months’ written notice.

The foregoing description of the Factoring Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Factoring Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subscription Agreement Amendments

As previously reported, the Company entered into subscription agreements on April 29, 2024 and May 12, 2025 (the “Original Subscription Agreements”) with certain investors (each an “Investor”) to purchase shares of the Company’s common stock, as well as warrants to purchase the Company’s common stock (such warrants, the “Subscription Warrants”). On August 7, 2025, the Company and the Investors entered into an amendment, amending each of the Original Subscription Agreements (the “Subscription Agreement Amendments”) to reduce the Subscription Warrant exercise price to $0.75.

The foregoing description of the Subscription Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Subscription Agreement Amendment and Subscription Agreement Amendment, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report on Form 8-K under the title “Factoring Agreement” is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2025, an amendment to the Sonim Technologies, Inc. 2019 Equity Incentive Plan (the “EIP”) to increase the aggregate number of shares of common stock authorized for issuance by 600,000 shares was not approved by stockholders at the Company’s 2025 annual meeting.

On August 11, 2025, the compensation committee of the board of directors (the “Board”) of the Company approved the grant of a cash award (the “Substitute Cash Grant”) to non-employee directors of the Board in lieu of a grant of restricted stock units (RSUs) under the EIP due to the unavailability of shares of common stock under the EIP.

The amount of the Substitute Cash Grant will be determined using the following methodology (the “Determination Formula”) designed to closely replicate RSU vesting under the current non-employee director compensation policy:

(i)	Assumption that the number of RSUs valued at $60,000 (based on the Fair Market Value as of the date of grant — the date of the Compensation Committee meeting on August 11, 2025) (such number of RSUs, the “Phantom RSUs”) has been granted;

(ii)	Assumption that the Phantom RSUs vest on the earlier of:

a.	a change in control, whether due to consummation of the asset purchase agreement or a reverse takeover; or

b.	the 2026 annual meeting of the Company’s stockholders

(each (a) and (b), a “Vesting Event”)

(iii)	the Substitute Cash Grant shall equal the Fair Market Value of the Company’s common stock underlying the Phantom RSUs at the time of the Vesting Event and shall be payable as of the Vesting Event.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Factoring Agreement, dated as of August 7, 2025, by and between Sonim Technologies, Inc. and Tradewind GmbH

10.2	Form of Subscription Agreement Amendment, dated as of August 7, 2025, by and between Sonim Technologies, Inc. and the Investors named therein

10.3	Subscription Agreement Amendment, dated as of August 7, 2025, by and between Sonim Technologies, Inc. and the Investor named therein

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: August 12, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer